EXHIBIT 10.2

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
           STANDARD INDUSTRIALVCOMMERCIAL SINGLE-TENANT LEASE - GROSS
        (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS) Form STG-6-2/17


 1. Basic Provisions ("Basic Provisions")

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only September 1st, 2004, is made by and between J. D. Guthrie, LLC ("Lessor") and Pacific Fuel Cell Corp. ("Lessee"), (collectively the "Parties," or individually a "Party"),

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 1201 Research Park Drive, Unit 500, located in the County of Riverside state of Californiao and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within ("Premises"). (See also Paragraph 2)

     1.3 Term: 3 years and 0 months ("Original Term") commencing ("Commencement Date") and ending August- 31, 9007 ("Expiration Date"). (See also Paragraph 3)

     1.4 Early Possession:  N/A ("Early Possession Date").  (See also Paragraphs
3.2 and 3.3)

     1.5 Base Rent: $ 3058.90 per month ("Base Rent"), payable on the First day of each month commencing September 1, 2004 (See also Paragraph 4)

* If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted and/or for common area maintenance charges.

     1.6 Base Rent Paid Upon Execution: $ 3058.90 as Base Rent for the periodo

     1.7 Security Deposit: $ 3058.90 ("Security  Deposit").  (See also Paragraph
5)

     1.8 Agreed Use: Office/ Laboratory o (See also Paragraph 6)

     1.9 Insuring Party. Lessor is the "Insuring Party". The annual "Base Premium" is $ 0______. (See also Paragraph 8)

     1.10 Real Estate Brokers: (See also Paragraph 15)

     (a) Representation:  The following real estate brokers  (collectively,  the
"Brokers")  and  brokerage   relationships  exist  in  this  transaction  (check
applicable boxes):

  * __N/A___ represents Lessor exclusively ("Lessor's Broker");
  * __N/A___ represents Lessee exclusively ("Lessee's Broker"); or
  * __N/A___ represents both Lessor and Lessee ("Dual Agency").

     (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of __N/A______ of the tota! Base Rent for the brokerage services rendered by said Broker).

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by____________________ ("Guarantor"). (See also Paragraph 37) 1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs ___through and Exhibits "A" See other page, all of which constitute a part of this Lease.

2. Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 Condition. Lessor shall deliver the Premises broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements of the building, in the Premises, other than those constructed by Lessee, shall be in good operating condition on said dale and that the surface and structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within (i) six (6) months as to the HVAC systems or (ii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense, except for the roof, foundations, and bearing walls which are handled as provided in paragraph 7

 * From subsequent page to the last page are strandard Form of STG-6-2/97.

                                   EXHIBIT "A"

     --Rent increase will be 3% annually

     --Late fees of 5% will apply if rent is not received by the 10th of the month

     --Lessee pays for Electricity and Gas

     --Lessor pays for Water

     --Janitonal  service is not included

     The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Riverside, CA                   Executed at:  Riverside, CA

On:  _________________________________       On:  ______________________________

By Lessor:  J. D. Guthrie, LLC               By Lesee:  Pacific Fuel Cell Corp.


By:   ________________________________       By:   _____________________________

Name Printed:   Jim Guthrie                  Name Printed:   George Suzuki

Tittle:    Owner                             Tittle: President

Telephone:                                   Telephone:

                 ADDENDUM TO LEASE BETWEEN J.D. GUTHRIE, L.L.C.
                 PACIFIC FUEL CELL CORP DATED SEPTEMBER 1, 2004

     1. This Addendum supersedes provisions in the titled lease to the extent that the provisions in this Addendum contradict or are in conflict with the provisions^oSlease.

     2. Paragraph 8.1 of the lease is removed and is rendered null and void.

     3. Lessor (J.D. Guthrie, L.L.C.) will build out Tenant Improvements per the attached plans at no additional cost to PFCE.

     4. In the event that the Tenant Improvements are not completed by September 1 2004 the start of the lease will be delayed until the Tenant Improvements are completed.

     5. PFCE will be entitled to 10 parking spaces.

     6 PFCE win be entitled to place a sign at its sole expense on the building subject to approval by lessor, which approval shall not unreasonably be withheld.

     7. PFCE is entitled to move to larger space owned by lessor or its afrlliates without penalty during the term of this lease.

     The parties, having read the above, hereby approve this addendum in its entirety.


LESSOR                                         LESSEE

------------------------------                 -------------------------------
L. D. Guthrie L.L.C.                           Pacific Fuel Cell Corp.
By: Jim Guthrie, Owner                         By: George Suzuki, President